EXHIBIT 99.1

LOOP INDUSTRIES CLOSES $2.45M PRIVATE PLACEMENT

MONTREAL, Quebec, Nov. 13, 2018 (GLOBE NEWSWIRE) -- Loop Industries, Inc. (Nasdaq:LOOP), (“Loop” or the “Company”), a leading technology innovator in sustainable plastic, today announced the closing of a private placement resulting in aggregate gross proceeds of $2.45 million.

“I am pleased to announce the closing of a $2.45 million private placement, and I am especially pleased to report that the round was led by existing shareholders who continue to see the potential of Loop’s technology,” said Daniel Solomita, Founder & CEO, Loop Industries. “Having reached key milestones along our commercialization strategy including a joint venture agreement with Indorama Ventures and a multi-year supply agreement with PepsiCo, Loop is in a stronger position than ever to transform the global PET market and meet the demand for 100% sustainable PET from global consumer packaged goods companies.”

The Company has issued notes in the aggregate principal amount of $2.45 million and related warrants to acquire 50% of the shares issued upon the exercise of the notes. The notes bear interest at a rate of 8% per annum and mature on May 13, 2018. Upon the maturity date, the outstanding principal amount of the notes and all accrued and unpaid interest shall automatically convert into fully paid and nonassessable shares of the common stock of the Company (“Common Stock”) at the price per share equal to the lesser of $13.00 and the average closing price of the Company’s Common Stock on the NASDAQ stock market for the ten days preceding the day to the conversion of the notes.

The per share purchase price for each of the warrant shares purchasable under the warrants shall be equal to the lesser of $15.00 and the average closing price of the Company’s Common Stock on the NASDAQ stock market for the ten days preceding the day to the conversion of the Notes. Each warrant expires eighteen months from the date of conversion.

The current financing will provide additional short-term liquidity while the Company actively pursues long term options to finance its growth strategy and the startup of large scale commercial operations pursuant to its recently announced joint venture with Indorama Ventures.

About Loop Industries, Inc.

Loop’s mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop has created a revolutionary technology poised to transform the plastics industry. This ground-breaking technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic to its base building blocks (monomers). The monomers are then repolymerized to create virgin-quality polyester plastic that meets FDA requirements for use in food-grade packaging. For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries and FB: http://www.facebook.com/Loopindustrie/

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Forward-Looking Statements

This news release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology, (ii) development and protection of our intellectual property, (iii) unexpected industry competition, (iv) the need to raise capital to meet business requirements, (v) our manufacturing facility, and (vi) and our ability to sell our products in order to generate revenues. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investors:

Jason Assad

LR Advisors LLC.

678-570-6791

jwassad@bellsouth.net

Media Inquiries:

Nelson Switzer

Loop Industries

+1 (450) 951-8555 ext. 230

nswitzer@loopindustries.com

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